UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ARCHER-DANIELS-MIDLAND COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Your Vote Counts!
ARCHER-DANIELS-MIDLAND COMPANY 2021 Annual Meeting Vote by May 5, 2021 11:59 PM ET. For shares held in a Plan, vote by May 3, 2021 11:59 PM ET.

ARCHER-DANIELS-MIDLAND COMPANY ATTN: LORI GRAHAM 4666 FARIES PARKWAY DECATUR, IL 62526

D43077-Z79754

You invested in ARCHER-DANIELS-MIDLAND COMPANY and it’s time to vote!

This is an Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 6, 2021.

Get informed before you vote

View the 2021 Letter to Stockholders, Proxy Statement and 2020 Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 22, 2021. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

    *Please check the meeting materials for any special requirements for meeting attendance.

V1

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the more complete proxy materials that are available on the Internet or by mail. You may view the proxy materials online at www.ProxyVote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting.

Voting Items		Board Recommends

1.	Election of Directors: Nominees:
1a.	M.S. Burke	For

1b.	T. Colbert	For

1c.	T.K. Crews	For

1d.	P. Dufour	For

1e.	D.E. Felsinger	For

1f.	S.F. Harrison	For

1g.	J.R. Luciano	For

1h.	P.J. Moore	For

1i.	F.J. Sanchez	For

1j.	D.A. Sandler	For

1k.	L.Z. Schlitz	For

1l.	K.R. Westbrook	For

2.	Ratify the appointment of Ernst & Young LLP as independent auditors for the year ending December 31, 2021.	For

3.	Advisory Vote on Executive Compensation.	For

4.	Stockholder Proposal Regarding Shareholder Aggregation for Proxy Access.	Against

In their discretion, upon any other business that may properly come before the meeting.

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”.

                                                             D43078-Z79754